UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
December 4, 2017
(Date of earliest event reported)

Commission file number 1-7810
Energen Corporation
(Exact name of registrant as specified in its charter)

Alabama	63-0757759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Richard Arrington Jr. Boulevard North, Birmingham, Alabama	35203-2707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(205) 326-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant t Section 13(a) of the Exchange Act ☐.

Section 5 – Corporate Governance and Management
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 4, 2017, the Board of Directors (the “Board”) of Energen Corporation (the “Company”) adopted the following amendments to the Company’s By Laws (the “By Laws”):

•
Because the Company’s annual meeting is now generally held in May of each year, Section 1.01 of the By Laws was amended to update the default timing for the Company’s annual meeting to the first Wednesday in May.

•
Section 1.06 of the By Laws was amended to provide that (i) in the absence of the Chairman of the Board, the Lead Director of the Board, or in his or her absence, the President, may call meetings of stockholders to order and act as chairman of such meeting and (ii) in the absence of all of the foregoing, the members of the Board present at the meeting (in person or telephonically) may appoint someone to chair the meeting.

•	Prior Section 1.07 of the By Laws is now designated as Section 1.06(b) of the By Laws. Prior Section 1.08 of the By Laws is now designated as Section 1.07 of the By Laws.

•
Section 1.08 (formerly Section 1.09) of the By Laws was amended to specify that the chairman of a stockholder meeting has the power to adjourn a meeting of stockholders from time to time, whether or not a quorum is present.

•
A new Section 1.09 of the By Laws explicitly states that (i) the Board shall be entitled to make rules and regulations for the conduct of stockholder meetings and (ii) the chairman of the meeting has the power to prescribe rules, regulations and procedures for conduct of a meeting of stockholders, subject to any rules and regulations adopted by the Board.

•
Section 1.11 of the By Laws was amended to require that if a stockholder nominates a director for election at an annual meeting of stockholders at which directors are to be elected for terms ending at different annual meetings, the nomination must specify the annual meeting at which the term for which the person is being nominated ends.

•	Section 2.02 of the By Laws was updated to allow use of electronic mail as a means of providing notice to directors of special meetings of the Board.

•	Article III of the By Laws was amended to streamline descriptions of the various officers of the Company and update their respective duties.

In addition to the substantive changes set forth above, the Board made certain non-substantive amendments to the By Laws to update references to Alabama corporation law and to provide clarification and consistency.
The preceding summary of the amendments to the By Laws is qualified in its entirety by the full text of the amended By Laws, which is filed herewith as Exhibit 3.1. In the event of any discrepancy between the preceding summary and the text of the By Laws, the text of the By Laws shall control.

Section 7 Regulation FD
Item 7.01 Regulation FD Disclosure.
The Board also updated, effective December 4, 2017, the Company’s Corporate Governance Guidelines. These updates include (i) expanding and clarifying the responsibilities of the Company’s Lead Director, (ii) requiring directors to consult with the Chairman of the Board and the Chairman of the Governance and Nominations Committee before accepting a position as director or member of either the audit or compensation committee of another public company, and (iii) addressing director conflicts of interest, confidentiality obligations, contact with Company management, and compensation from third parties for service as a director. The preceding summary of the updates to the Company’s Corporate Governance Guidelines is qualified in its entirety by the full text of the updated Corporate Governance Guidelines, a copy of which has been posted to the Company’s website www.energen.com in the Corporate Governance section of the "Investor Relations" tab. In the event of any discrepancy between the preceding summary and the text of Corporate Governance Guidelines, the text of the Corporate Governance Guidelines shall control.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits.
EXHIBIT
NUMBER    DESCRIPTION

3.1	Energen Corporation By Laws, as amended through December 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION
(Registrant)

December 7, 2017	By /s/ J. David Woodruff
J. David Woodruff
Vice President, General Counsel and Secretary of Energen Corporation

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